UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2017

Apricus Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 300, San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 222-8041

 (Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Asset Purchase Agreement
On March 8, 2017, Apricus Biosciences, Inc., NexMed (U.S.A.), Inc., NexMed Holdings, Inc. and NexMed International Limited (collectively, the “Company”) entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Ferring International Center S.A. (“Ferring”), pursuant to which, and on the terms and subject to the conditions thereof, among other things, the Company agreed to sell to Ferring the Company’s assets and rights (the “Purchased Assets”) related to the business of developing, marketing, distributing, and commercializing, outside the United States, the Company’s products currently marketed or in development, intended for the topical treatment of sexual dysfunction (the “Product Business”), including products sold under the name Vitaros (the “Products”). The Purchased Assets include, among other things, certain pending and registered patents and trademarks, contracts, manufacturing equipment and regulatory approvals relating to the Products outside of the United States. The Company is retaining the U.S. development and commercialization rights for Vitaros and will receive a license from Ferring for intellectual property rights for Vitaros which relate to development both within the United States and internationally.
The Company and Ferring closed the transactions on March 8, 2017 (the “Closing”). Pursuant to the terms of the Asset Purchase Agreement, Ferring paid the Company $11.5 million in cash at the Closing and will pay the value of inventory related to the Products equal to an amount up to $0.7 million, subject to certain customary adjustments and limitations. Additionally, the Company is eligible to receive two additional quarterly payments totaling $0.5 million for the provision of transition services to Ferring pursuant to a Transition Services Agreement (the “Transition Services Agreement”) to be entered into between the Company and Ferring at the Closing. The Company will use a portion of the proceeds from the sale of the Purchased Assets to repay all amounts owed, including applicable termination fees, under its loan and security agreement, dated October 17, 2014 ( as amended from time to time, the “Credit Facility”), with Oxford Finance LLC and Silicon Valley Bank (collectively, the “Lenders”), which as of March 8, 2017 was approximately $6.6 million.

As of the Closing, Ferring assumed responsibility for future obligations under the purchased contracts and regulatory approvals, as well as other liabilities associated with the Purchased Assets arising after the Closing date. The Company will retain all liabilities associated with the Purchased Assets arising prior to the Closing date.
The Asset Purchase Agreement contains customary representations, warranties and covenants. The Closing was subject to the satisfaction or waiver of a number of conditions set forth in the Asset Purchase Agreement, including (i) the accuracy of the representations and warranties and compliance with covenants contained in the Asset Purchase Agreement, (ii) the absence of any law or order by any governmental authority that would make illegal or otherwise prohibit the consummation of the transactions under the Asset Purchase Agreement, (iii) all required consents of, notifications to and filings with any governmental authority shall have been made and any waiting periods shall have expired, (iv) the absence of any actions or proceedings challenging or seeking to restrain or prohibit any of the transactions under the Asset Purchase Agreement, (v) there not having been a material adverse effect with respect to the Product Business, (vi) the delivery to Ferring of the Transition Services Agreement, the License Agreement (defined below) and other ancillary transaction documents and receipt of third party consents, and (vii) other customary conditions.
Prior to the Closing, either party had the right to terminate the Asset Purchase Agreement if the Closing had not occurred by June 30, 2017, provided that if the Closing did not occur due to lack of governmental approval, the Closing may have been extended up to 60 additional days to obtain such approval. The Company and Ferring may have also terminated the Asset Purchase Agreement by mutual consent, for a material uncured breach by the other party, or if a final governmental order prohibiting the transaction is issued. In the event Ferring terminated the Asset Purchase Agreement due to a breach by the Company, the Company would have had to pay Ferring a termination fee equal to $600,000.

Under the Asset Purchase Agreement, following the Closing the Company has also agreed to indemnify Ferring for, among other things, breaches of the Company's representations, warranties and covenants, any liability for which the Company remains responsible and the Company's failure to pay certain taxes or comply with certain laws, subject to a specified deductible in certain cases and the Company’s aggregate liability under such indemnification claims is generally limited to $2.0 million.
License Agreement
At the Closing, the Company and Ferring entered into a License Agreement (the “License Agreement”) with respect to certain intellectual property rights necessary to or useful for the Company’s exploitation of the Purchased Assets within the United States and for the Company’s exploitation of the Purchased Assets in certain fields outside of sexual dysfunction, including for the treatment of Raynaud’s Phenomenon, outside the United States. The parties granted one another a royalty-free, perpetual and non-exclusive license to product know-how in their respective fields and territories and Ferring granted the Company a royalty-free, perpetual and exclusive license to certain patents in the field of sexual dysfunction in the United States and in certain fields other than sexual dysfunction outside of the United States.

Transition Services Agreement

At the Closing, the Company and Ferring entered into the Transition Services Agreement pursuant to which the Company will provide certain technical services to Ferring for six months following the Closing. Ferring shall pay $500,000 to the Company, subject to certain limitations and offsets.

The foregoing summaries of the Asset Purchase Agreement, the License Agreement and the Transition Services Agreement are subject to, and qualified in their entirety by reference to, the Asset Purchase Agreement, the License Agreement and the Transition Services Agreement, which are attached hereto as Exhibits 10.1, 10.2 and 10.3 respectively, and are incorporated herein by reference.

The representations, warranties and covenants contained in the Asset Purchase Agreement were made only for the purposes of the Asset Purchase Agreement, were made as of specific dates, were made solely for the benefit of the parties to the Asset Purchase Agreement and may not have been intended to be statements of fact, but rather, as a method of allocating risk and governing the contractual rights and relationships among the parties to the Asset Purchase Agreement. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Asset Purchase Agreement and may apply standards of materiality and other qualifications and limitations in a way that is different from what may be viewed as material by the Company’s stockholders. In reviewing the representations, warranties and covenants contained in the Asset Purchase Agreement or any descriptions thereof in this summary, it is important to bear in mind that such representations, warranties and covenants or any descriptions were not intended by the parties to the Asset Purchase Agreement to be characterizations of the actual state of facts or conditions of the Company, the Product Business or the Purchased Assets. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone and should instead be read in conjunction with the other information contained in the reports, statements and filings that the Company publicly files with the U.S. Securities and Exchange Commission (the “SEC”). The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Current Report on Form 8-K not misleading.

Item 1.02     Termination of a Material Definitive Agreement.

On March 8, 2017, in connection with the Closing, the Company repaid in full all amounts outstanding and due under the Credit Facility and terminated the Credit Facility. Pursuant to the Credit Facility, the Company made a final payment of $6.6 million to the Lenders, consisting of outstanding principal and accrued paid interest of $6.5 million, a prepayment premium of $0.9 million and other related fees and expenses. A description of the Credit Facility and related amendments are included in Item 2.03 of the Current Report on Form 8-K filed by the Company on October 20, 2014, Item 1.01 of the Current Report on Form 8-K filed by the Company on May 5, 2015, and Item 2.03 of the Current Report on Form 8-K filed by the Company on July 27, 2015, and in each case are incorporated into this Item 1.02 by reference.

Item 2.01    Completion of Acquisition or Disposition of Assets.

On March 8, 2017, the Company closed the transactions contemplated by the Asset Purchase Agreement. At the Closing, the Company received approximately $11.5 million in cash (the “Closing Payment”). The Company used approximately $6.6 million of the Closing Payment to repay in full all amounts outstanding and due under the Credit Facility, including debt-related costs.

Item 7.01     Regulation FD Disclosure.

The Company issued a press release on March 8, 2017 announcing the entry into the Asset Purchase Agreement. The Company's press release is filed herewith as Exhibit 99.1.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01     Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The pro forma financial information required by this Item 9.01(b) will be filed as an exhibit to the Company’s Annual Report on Form 10-K to be filed within four business days of the Closing.

(d) Exhibits.

Exhibit No.	Description

10.1
Asset Purchase Agreement, dated March 8, 2017, by and between Ferring International Center S.A. and Apricus Biosciences, Inc., NexMed (U.S.A.), Inc., NexMed Holdings, Inc. and NexMed International Limited

10.2	License Agreement, dated March 8, 2017, by and between Apricus Biosciences, Inc. and Ferring International Center S.A.
10.3	Transition Services Agreement, dated March 8, 2017, by and between Apricus Biosciences, Inc. and Ferring International Center S.A.
99.1	Press Release issued by Apricus Biosciences, Inc. on March 8, 2017
99.2	Pro Forma Financial Information*
*To be filed as an exhibit to the Company’s Annual Report on Form 10-K.
Forward Looking Statements
The Company cautions you that statements included in this Current Report on Form 8-K that are not a description of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” , or expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negatives of these terms or other similar expressions. These statements are based on the Company’s current beliefs and expectations. These forward-looking statements include statements regarding the cash proceeds from the sale of the Purchase Assets and under the Transition Services Agreement, the Company's plans to repay all amounts owed under the loan and security agreement and the timing of filing the pro forma financial information by amendment. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of its plans will be achieved. Actual results may differ from those set forth in this report due to the risks and uncertainties inherent in the Company's business, including, without limitation: disruption of the Company’s business and diversion of its management’s time and attention in order to provide transition services under the Transition Services Agreement; the Company not realizing the full economic benefit from the transaction, including as a result of indemnification claims under the Asset Purchase Agreement and the retention by the Company of certain liabilities associated with the Product Business; long-term financial risks associated with selling the Company’s commercialized and registered products; and other risks detailed in the Company's public periodic filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apricus Biosciences, Inc.

Date: March 8, 2017	By:	/s/ Richard W. Pascoe
Name: Richard W. Pascoe
Title: Chief Executive Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1
Asset Purchase Agreement, dated March 8, 2017, by and between Ferring International Center S.A. and Apricus Biosciences, Inc., NexMed (U.S.A.), Inc., NexMed Holdings, Inc. and NexMed International Limited

10.2	License Agreement, dated March 8, 2017, by and between Apricus Biosciences, Inc. and Ferring International Center S.A.
10.3	Transition Services Agreement, dated March 8, 2017, by and between Apricus Biosciences, Inc. and Ferring International Center S.A.
99.1	Press Release issued by Apricus Biosciences, Inc. on March 8, 2017
99.2	Pro Forma Financial Information*
*To be filed as an exhibit to the Company’s Annual Report on Form 10-K.